Exhibit 5

November 19, 2010	Greenberg Traurig LLP
77 West Wacker Dr. Suite 3100
Chicago, Illinois 60601

Main Tel (312) 456-8400
CNH Capital Receivables LLC	Main Fax (312) 456-8435
6900 Veterans Boulevard	www.gtlaw.com
Burr Ridge, Illinois 60527

Re:                           CNH Capital Receivables LLC

Registration Statement on

Form S-3 filed on November 19, 2010

Dear Ladies and Gentlemen:

We have acted as special counsel for CNH Capital Receivables LLC, a limited liability company (the “Company”), in connection with the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on November 19, 2010 in connection with the registration by the Company of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates” and together with the Notes, the “Securities”). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a Delaware business trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust and an indenture trustee and a Sale and Servicing Agreement (each, a “Sale and Servicing Agreement”) among the related Trust, the Company and New Holland Credit Company, LLC, as servicer (the “Servicer”), and the Certificates will be issued pursuant to a Trust Agreement and such Sale and Servicing Agreement.

In that connection, we are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed or incorporated by reference as an exhibit to the Registration Statement, the form of Sale and Servicing Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto and including the form of Certificate of Trust to be filed with the Delaware Secretary of State), the form of Administration Agreement between the related Trust, CNH Capital America LLC (“CNHCA”) and an indenture trustee, the form of Purchase Agreement between the Company and CNHCA, the form of Backup Servicing Agreement between the Company, Trust, Servicer and a backup servicer, a form of interest rate swap agreement between Trust and a swap counterparty, and the forms of Underwriting Agreements between the Company and the various underwriters named therein (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

We are also familiar with the limited liability company agreements of the Company and the Servicer, and have examined all statutes, corporate records and other instruments that we have deemed necessary to examine for the purposes of this opinion.

Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that, with respect to the Securities of any series, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (b) the amount, price, interest rate and other principal terms of such Securities have been fixed by or pursuant to authorization of the Board of Directors of the Company, (c) the Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (d) the Certificate of Trust for the related Trust has been duly executed by the Trustee and timely filed with the Secretary of State of Delaware, (e) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (f) such Securities have been duly executed and issued by the related Trust and authenticated by the Trustee or the Indenture Trustee, as applicable, and sold by the Company, and (g) payment of the agreed consideration for such Securities shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement: (i) such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and nonassessable; and (ii) such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and the business trust laws of the State of Delaware.

We know that we are referred to in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto, without admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/s/ Greenberg Traurig LLP

Greenberg Traurig LLP